                                                                   Exhibit 10(5)


                        Hosting and Exposure Agreement

This agreement ("Agreement") made and entered into this 15 day of July, 1998 by and between:

Virtual Communities, Inc.
111 Great Neck Road
Great Neck, NY 11021
(herein: "Virtual Communities" or "VCI")

and

Haaretz Daily Newspaper Ltd.
21 Shoken St.
Tel-Aviv
(herein: "the Client")

Whereas VCI owns and has full and enforceable rights to manage and operate the Internet World Wide Web site known as "Virtual Jerusalem" residing at the following Internet addresses: www.virtual.co.il and www.virtualjerusalem.com (herein: "the Virtual Jerusalem Site"); and

Whereas the Client and VCI wish to enter into a web hosting and exposure agreement to mirror the Newspaper (as defined below) on the VCI server thus creating an additional English language Client site on the Virtual Jerusalem Site which shall be accessible to Internet users through the domain name, haaretzdaily.com, and through the navigational tools available on the Virtual Jerusalem Site (the "Client Site"); and

Whereas the Client wishes to retain VCI to provide certain services for the Client on the terms set forth herein; and

Whereas VCI declares it has the necessary knowledge and experience to provide such services to the Client and to fulfill its obligations as set forth herein;

Therefore the parties have stipulated and agreed as follows:

Preamble
---------

1.1 The preamble and the appendices to this Agreement constitute an integral part hereof.

Definitions
------------

As used herein, the following terms, when capitalized, shall have the meanings set forth beside them:

2.1 "Advertisement" -- Content placed on the Client Site and/or distributed through Client Email Lists pursuant to an advertising agreement between VCI and/or the Client and a third party (the "Advertiser"), whether or not for consideration.

2.2 "Business Day" -- any Monday through Friday except for days on which U.S. or Israeli commercial banks are closed for business.

2.3 "Client Material" -- the Newspaper and any other Content provided by the Client for use in or in connection with the Client Site, whether provided to VCI or uploaded onto the Client Site by the Client.

2.4 "Client Site Advertising Revenues" aggregate amounts collected (excluding Value Added Tax, if applicable) for the placement of an Advertisement for an Advertiser located by VCI or the Client, less any commission which the locating party is obligated to pay to an advertising sales representative and/or agent (provided that such commission shall not exceed fifteen percent (15%) of the advertising rate determined in accordance with section 5.5 below, unless agreed otherwise by both parties in advance);

2.5 "Computer Network" -- the Internet, a commercial online service and/or other computer network to which the public has access.

2.6 "Content" -- any text, images, music, video footage, photographs, java applets, logos, computer code (source and/or object), data and other printed, electronic, audio and/or visual material of any kind.

2.7 "Email Account" -- an Internet address which refers to a location on one of the VCI servers through which one may send and receive electronic mail.

2.8 "Client Email List" -- a list of computer addresses on VCI's list processor, compiled by the Client, to which a piece of electronic mail is automatically sent when such mail is sent to a single specified address and which allows users to add and delete their addresses from the list as required.

2.9 "FTP Space" -- computer disk space solely for the purpose of storing electronic data on the VCI server.

2.10 "IOL Ha'aretz Site" -- the Internet World Wide Web site on which the Newspaper is presently published by the Client, currently located at ha'aretz.co.il.

2.11 "Licensed Material" -- any Content obtained by and licensed to VCI for use in or in connection with the Client Site.

2.12 "Newspaper" -- as to each day during the term of this Agreement, the English language Internet edition of the Ha'aretz daily newspaper as it appears in the IOL Ha'aretz Site on such day, except for advertisements and/or links which appear other than in newspaper articles.

2.13 "VCI Material" -- any Content created by VCI for use in or in connection with the Client Site.

2.14 "Launch Date" -- the date on which the Client Site first becomes accessible to Internet Users on the Virtual Jerusalem Site.

Placement of the Client Site on the Virtual Jerusalem Site
-----------------------------------------------------------

3.1 VCI agrees to host and promote the Client Site as set forth in the Placement Terms attached hereto as Appendix A of this Agreement.

3.2 (a) No later than eight (8) weeks from the date of signature hereof, the parties shall jointly determine and execute a method for the automatic daily reproduction of the Newspaper ("mirroring") from the IOL Ha'aretz Site to the Client Site and establishment of an Advertisement placement system. For such purposes, the Client shall, as soon as practicable, provide VCI with information or access to information related to the IOL Ha'aretz Site, as is reasonably necessary to make the above determinations. It is anticipated that the Client will use soft references only in their html code.

     (b) Subject to subsection (a) above, VCI shall be responsible for the technical maintenance of the Client Site on the VCI server; VCI shall not control, or be at all responsible for, the daily accessibility of the Client Material on the Client Site to the extent that such accessibility relies upon the IOL Ha'aretz Site, or for the Client Material itself, and shall have no liability with respect thereto.

     (c) Subject to subsection (a) above, the Client undertakes to cause the Newspaper to be available on the IOL Haaretz Site, and to take such steps and provide such technical information, as may be reasonably necessary with respect to the IOL Haaretz Site, so that the Newspaper will be accessible through the Client Site on a daily basis.

3.3 To eliminate doubt, VCI shall have no obligation to (a) perform production services of any kind in connection with the Client Site, or (b) provide VCI Material and/or Licensed Material for the Client Site. Any such services desired by the Client may be performed by VCI, at its discretion. VCI will use its best efforts to provide such services and/or material to the Client at favorable rates.

3.4 For a period of six (6) months following the Launch Date, the Client shall not publish, or grant a license to any third party to publish, the Newspaper on any Computer Network other than the IOL Haaretz Site and the Client Site without the prior written consent of VCI. Following the above six (6) month period, the Client shall have the right to determine whether to continue to extend such rights to VCI. To eliminate doubt, the mirror site of the Newspaper on the Internet address www.Haaretzdaily.com which is accessible as of the date of signature of this Agreement shall cease to be published and/or accessible on-line no later than four (4) weeks after the Launch Date. The Client shall take such steps as may be necessary so that, following the aforementioned four (4) week period after the Launch Date, the Internet address "www.haaretzdaily.com" shall point to the Client Site. During the first four (4) weeks following the Launch Date, and notwithstanding the preamble to this Agreement, the Client Site shall be accessible at such address as VCI shall determine, in consultation with the Client.

Representations and Warranties; License of Rights
--------------------------------------------------

4.1 (a) The Client represents and warrants that it has all such governmental licenses, permits and authorizations required of a newspaper publisher pursuant to the Israeli Newspaper Ordinance and/or other applicable law, or otherwise required under applicable law for the performance of any act permitted under this Agreement;

     (b) VCI represents and warrants that it has all such governmental licenses, permits and authorizations required of an Internet operator pursuant to applicable law or otherwise required under applicable law for the performance of any act permitted under this agreement. VCI has duly authorized the undersigned to enter into this Agreement on its behalf.

4.2 The Client further represents and warrants that (1) it has full and enforceable rights to publish and display the Client Material on the Client Site and to grant a license with respect to the Client Material as set forth in section 4.3 below; (2) the Client has duly authorized the undersigned to enter into this Agreement on its behalf.

4.3 The Client hereby grants a worldwide license to VCI to copy, reproduce, distribute, display, scan, store, install in and retrieve from a storage device (including any acts of copying incidental thereto), publish and publicize the Client Material, and to sublicense such rights to Virtual Jerusalem Ltd., in whole or in part, an unlimited number of times, in or in connection with the Client Site, and to do any other act with respect to the Client Material which VCI shall deem necessary or desirable solely for the fulfillment of its obligations hereunder (herein: "Acts of Use") To eliminate doubt, VCI Material shall not be used in the Client Site with out the prior authorization by the Client.

4.4 The license granted in section 4.3 above shall include the right to copy and publicly display Excerpts, as defined below, provided however, that should liability be created by virtue of an Excerpt copied or displayed by VCI, where absent such Excerpt there would have been no liability, then, subject to the Client's fulfillment of the conditions set forth in section 4.6(b) below, mutatis mutandis, VCI shall indemnify and hold the Client harmless from such liability and any damages, loss and/or expense which the Client shall incur as a result thereof. To eliminate doubt, the Client's indemnification obligation to VCI under section 4.6 shall not apply to any liability for which VCI shall have the obligation to indemnify the Client pursuant to this section.

"Excerpts"   --  as used herein shall mean a portion of consecutive sentences of an article from the Newspaper, as it appears on the Client Site copied in the Virtual Jerusalem Site, which provide a hypertext link to such article in the Client Site from which the copied consecutive sentences originate.

The license granted hereunder shall automatically terminate upon termination of this Agreement.

4.5 The Client declares that it understands that due to the nature of the Internet medium, content appearing on the Client Site may be downloaded by Internet users (i.e., printed and reproduced) and agrees and confirms that VCI shall have no liability whatsoever for an infringement of the Client's rights by an Internet user. Notwithstanding the above, VCI shall place a copyright notice on each page of the Client Site (i.e., "(C) Haaretz Daily Newspaper Ltd. 1998" [or such other appropriate year]) and shall include a further notice, at the client's request, stating that legal action shall be taken against anyone who infringes the Client's rights in any Client Material.

4.6 (a) Subject to subsection (b) below, the Client hereby undertakes to indemnify and hold VCI and/or its affiliates harmless from any and all damages, loss and/or expense (including, without limitation, reasonable attorney's fees) suffered or incurred by VCI with respect to the Client Material, when it is being used in accordance with the licenses granted in sections 4.3 and/or 4.4 above (except in the event that VCI is obligated to indemnify Client under the terms of section 4.4 above) and/or any consent given in accordance with section
4.7 below.

     (b) Indemnification under this clause is subject to any one of the following conditions:

          (1) Due performance of all the terms, covenants and conditions of this agreement insofar as they relate specifically to the claim for which indemnification is sought, including any payment related to any matter due hereunder;

          (2) VCI shall send as soon as is practicable a written notice to the Client concerning any event which in respect to which VCI intends to seek indemnification

          (3) VCI shall transfer to the Client as soon as is practicable upon receipt, any letter, subpoena, notice on judgement, order, and any proceedings taken against the Client/VCI, whatsoever related to a matter with respect to which VCI intends to seek indemnification.

          (4) No admission, promise, commitment, or compensation shall be given or granted by VCI, or on its behalf, as it relates to a matter with respect to which VCI intends to seek indemnification, without the prior written consent of the Client.

          (5) VCI shall have provided the Client with any information it holds which is reasonably necessary to the matter in dispute and assist it with whatever the Client may reasonably ask.

          (6) The Client has been granted the right, at its own and sole discretion, to take over and conduct in the name of VCI, any legal proceedings or actions brought against VCI to be handled by the Client's lawyers. The Client shall have been given the right to reach settlements with prosecutors and plaintiffs, sue third parties for damages or indemnification etc.

4.7 Notwithstanding the license granted pursuant to section 4.3 above, and subject to section 4.4, VCI shall have no right whatsoever to edit, alter, summarize, redact, manipulate or modify (digitally or otherwise) the Client Material, in whole or in part, except with the prior written consent of the Client.

4.8 VCI shall have the absolute right to include on any ten (10) pages of the Client Site a graphic bar linking that page with the home page of the Virtual Jerusalem Site. To eliminate doubt, such button bars may appear, at VCI's discretion, on the homepage of the Client Site and on the main section pages of the Client Site. The button bar shall be no larger in area than that currently placed on the Virtual Jerusalem Site homepage.

4.9 To eliminate doubt, all right, title and interest in and to the VCI Material, if any, is and shall remain the sole property of VCI.

Advertising
------------

5.1 The parties shall use their best efforts to locate advertisers for the Client Site.

5.2 VCI shall be obliged to display an Advertisement, as defined in Appendix D hereto (the "New Ad"), on the Client Site provided that the following conditions are met:

     (a) The Advertiser has signed an Advertisement Agreement with respect to display of the New Ad on the Client Site with VCI or with the Client (herein this Section 5, the "Locating Party") which includes (without limitation) the provisions set forth in Appendix D hereto, as may be amended from time to time by mutual agreement of the parties;

     (b) The Locating Party has obtained the written consent of the other party hereto to display of the New Ad on the Client Site, on the terms set forth in the "Order Form," as defined in Appendix D. Such consent shall be obtained by signature of the non-Locating Party on a draft completed copy of the Order Form;

     (c) Neither the Term and/or the Advertising Space which appear in the Order Form for the New Ad conflict, in whole or in part, with an Advertising Agreement previously entered into by either party with another Advertiser.

     (d) In the case of an Advertising Agreement signed between the Advertiser and the Client, the Client shall deliver to VCI, no later than two (2) days prior to the Start Date, as defined in the Order Form, the following: (1) a signed Advertisement Agreement together with the signed Order Form and Online Content Standards, and (2) the New Ad, in accordance with the Technical Specifications as defined in the Order Form.

     (e) Notwithstanding subsection (d) above, should an Advertiser enter into an agreement with VCI for the production of a New Ad (a "Production Agreement"), the New Ad shall be deemed properly delivered to VCI upon final approval of the New Ad by the Advertiser and receipt by VCI of the full consideration due with respect thereto, pursuant to the Production Agreement.

5.3 VCI shall provide the Client with a monthly report listing: (a) the New Ads which appeared on the Client Site during the preceding month (the "Monthly Advertisements"), (2) the Start Dates of each Monthly Advertisement, (3) the Advertising Spaces in which each New Ad appeared during the preceding month, (4) the number of impressions received during the preceding month on each such Advertising Space, and (5) the total number of impressions each New Ad received since the Start Date defined in the Advertisement Agreement signed in connection with each New Ad.

5.4 The parties shall be entitled to Client Site Advertising Revenues as set forth in the Client Site Revenue Terms attached hereto as Appendix C to this Agreement (the "Revenue Terms"). To eliminate doubt, the Client understands that all revenue generated by advertisements placed on the Virtual Jerusalem Site, other than on the Client Site, shall be VCI's alone.

5.5 Advertising rates for the Client Site and Client Email Lists, if any, shall be mutually agreed upon by the parties on a semi-annual basis and shall be based on the number of page views received on the Client Site. Notwithstanding the above, the parties shall not deny one another's requests to provide certain Advertisers with preferential rates (including advertising free of charge) provided that with respect to each such Advertisement provided at a rate lower than that which was agreed by the parties, the discount shall be borne by the requesting party and the non-requesting party shall nevertheless be entitled to such payment as they would have received had a preferential rate not been agreed to (with the exclusion of self-promoting ads placed by either party).

5.6 In the course of each year during the term of this Agreement, the Client shall promote the Client Site and the Virtual Jerusalem Site in the manner set forth in the Revenue Terms, and as well VCI shall promote the Client Site in the manner set forth in the Placement Terms.

5.7 (a) No later than the fifteenth (15th) day of each calendar month, each party shall provide the the other with an accounting of Client Site Advertising Revenues, if any, with respect to the immediately preceding calendar month, including the names of each Advertiser from which revenues were received in the preceding month, commissions associated with such Advertiser and the total sum to be distributed to the other party as set forth herein.

     (b) No later than the end of each calendar month, each party shall transfer such sum to the other as is due it in accordance with subsection (a) against provision of a tax invoice, in the manner to be agreed upon by the parties.

     (c) Overdue payments owing to either party under subsection (b) above shall bear daily interest at an annual rate of fifteen percent (15%), or at the maximum rate allowable by applicable law, whichever is lower.

     (d) Each party shall have the right to inspect the other party's accounts, at reasonable intervals, solely as they relate to the payments due to the relevant party hereunder. Notwithstanding the above, each party may deny such access to its accounts provided that it provides the other party with the report of a certified accountant verifying the amounts due to the other party hereunder.

     (e) Notwithstanding subsection (d) above, should either party initiate legal proceedings against the other, each party shall be entitled, whether or not the report of a certified accountant has been provided, to inspect the other's accounts, solely as they relate to amounts due hereunder.

5.8 The Client will continuously promote the Client Site on the IOL Ha'aretz Site. Specifically, the Client shall place a notice in the Newspaper on the IOL Ha'aretz Site which states that the Newspaper is available on the Client Site.

Term and Termination
---------------------

6.1 This Agreement shall be effective upon its signature by both parties and shall continue in full force and effect until terminated by either party by written notice to the non-terminating party ("Termination Notice"). Termination of this Agreement shall become effective 60 (sixty) days following receipt by the non-terminating party of the Termination Notice.

6.2 Notwithstanding section 6.1 above, either party may terminate this Agreement immediately upon the occurrence of one of the following: (a) the non-terminating party has materially breached this Agreement and failed to remedy such breach within ten (10) days of its receipt of written notice from the terminating party; (b) the non-terminating party becomes insolvent or unable to pay its debts or makes an assignment for the benefit of creditors; (c) any proceedings are commenced against the non-terminating party under any bankruptcy, insolvency or debtor's relief law, and such proceedings have not been vacated or set aside within thirty (30) days from the date of the commencement thereof; or (d) the non-terminating party is liquidated or dissolved.

Miscellaneous
--------------

7.1 It is understood and agreed that the Client Site may be temporarily inaccessible to users from time to time as a result of Internet connectivity related problems which are not in VCI's control and/or for maintenance purposes and that such inaccessibility shall not be deemed a breach of this Agreement and shall not entitle the Client to any legal remedies. Notwithstanding the above, should the Client Site be inaccessible for more than three consecutive days, or more than 4 (four) days within any 14 (fourteen) days, the Client shall have the right to terminate this Agreement immediately.

7.2 Notwithstanding anything in this Agreement to the contrary, except as expressly set forth in section 7.1 above, a delay in the performance of any obligation under this Agreement which shall not exceed three Business Days shall not be considered a breach of this Agreement and shall not entitle the injured party to any legal remedy.

7.3 This Agreement may be assigned by VCI at any time, at VCI's sole discretion, to an entity that shall own and/or operate the Virtual Jerusalem Site, provided that the Client shall be given prior notice of such assignment and shall have the option, for a period of fifteen (15) Business Days from receipt of such notice, to terminate this Agreement by written notice to VCI.

7.4 The services of VCI have been retained as an independent contractor and nothing contained herein shall create an employer-employee relationship or a joint venture relationship between the parties.

7.5 This agreement shall be governed, construed and interpreted solely in accordance with the laws of the State of Israel, regardless of its rules governing conflicts of law.

7.6 (a) Should any dispute arise in connection with this Agreement, the parties shall endeavor to reach amicable resolution.

     (b) Should amicable resolution not be possible, all disputes arising in connection with this Agreement shall be settled by arbitration in the Israeli Institution for Commercial Arbitration of the Israeli Chamber of Commerce, 84 HaHashmonaim St,. Tel-Aviv, .67011

     (c) Notwithstanding subsection (b) above, the provisions of the Arbitration Law, 5728- 1968 shall apply to any arbitration proceedings with respect to a dispute arising in connection with this agreement.

7.7 Neither party hereto shall use or disclose to any person or entity, at any time during or after the term of this Agreement, any confidential information of the other including without limitation, any business, financial, technical or other information of a confidential nature or information which has been designated by the other party as confidential, except as is essential for the fulfillment of such partyos obligations hereunder. To eliminate doubt, information provided by the Client pursuant to section 3.2 above shall be deemed confidential information hereunder.

7.8 Except as otherwise stipulated herein, all notices given by either party to the other in connection with this Agreement shall be deemed received if sent by registered mail, seven (7) Business Days after dispatch of the notice to the address set forth in the preamble to this Agreement, or to such other address designated in writing by the recipient.

7.9 This Agreement constitutes the entire understanding of the parties hereto and shall replace and/or supersede any prior written or oral understanding that may have existed between the parties.

7.10 This Agreement may not be amended or altered except by written instrument signed by both parties. A party's failure to enforce its rights hereunder, in whole or in part, shall not constitute a waiver of rights by such party.

7.11 The headings used herein are for convenience sake alone and shall play no part in the interpretation of this Agreement.

In Witness Whereof the parties signed this Agreement as follows:



Haaretz Daily Newspaper Ltd.            Virtual Communities, Inc.


By: s/Eyal Yaniv                        By: s/David Kahn

                          Client Site Placement Terms
                                  Appendix A

 .1   Services : The Client shall be entitled to receive the following hosting and exposure services during the term:

a. Server Space: The Client Site shall be entitled to utilize up to two hundred fifty (250) megabytes of server space during the Term. Notwithstanding the above, VCI shall exert best efforts to grant additional server space to the Client for coverage of special events so that the Client Site may utilize up to one (1) gigabyte of server space.

b. Permanent links from the VJ Homepage News Bar and the VJ News Center Site to the Client Site.

c.   Announcement on Virtual Jerusalem's CityNews email list.

d. Articles featured from the Client Site featured on the Virtual Jerusalem Site home page for a cumulative fifty (50) days per year and daily feature (in the form of excerpts of the Client Material) on the Virtual Jerusalem News Network Homepage within the Virtual Jerusalem Site. Notwithstanding the above, VCI shall exert reasonable efforts to feature the Client Site on the Virtual Jerusalem Site homepage for additional periods of time for coverage of special news events.

e.   Statistics regarding Client Site traffic: Monthly.

f. Indexing on five major internet search engines, as shall be mutually agreed.

g. Indexing throughout the Virtual Jerusalem Site, as shall be mutually agreed.

h. Subject to (1) the Maven Index continuing to reside on the Virtual Jerusalem Site; (2) the consent of the owner of the Maven Index; and (3) signature of an Advertising Agreement with VCI, continual Maven Directory Highlight listing on the Maven Index.

 .2        Membership Fee:  Waived

                     Guidelines for FTP of Client Material
                                  Appendix B


VCI will provide the following to the Client to facilitate the File Transfer Protocol ("FTP") process of the Client Material:

 .1   An FTP account with password on the VCI web server.

 .2   An FTP directory for the exclusive use of the Client Material.

 .3   Subject to section 1a. of Appendix A above, up to 100 megabytes of storage space in the Client's FTP directory.

                           Client Site Revenue Terms
                                  Appendix C

I. During the term of this Agreement, the parties shall each be entitled to fifty percent (50%) of the Client Site Advertising Revenues.

II. (a) The Client will use its best efforts to obtain favorable rates in the English language print edition of Ha'aretz for VCI should VCI wish to advertise in the same.

     (b) Virtual Jerusalem's identifier tag "Virtual Jerusalem, The Jewish World from the Heart of Israel, www.virtualjerusalem.com", or such other identifier tag determined by VCI, shall be placed on all electronic mail distributed by the Client via VCI's list processor.

     (c) Each party shall be entitled to place advertisements for its site on the homepage and/or other pages of the Client Site with spaces allocated for advertising, and on electronic mailings sent through the Client Email List, on an equal basis, at such time as such advertising space is not being utilized for Advertisements.

III. Prior to implementing any decision to charge subscription fees to the Client Site, the Client shall reach an agreement with VCI as to a portion of such subscription fees to be paid to VCI. Should the parties be unable to reach such an agreement, either party may terminate this agreement.

                                  Appendix  D
                                  ------------

Terms to be included in an Advertising Agreement between the Client or VCI and any Advertiser:

"The Advertiser represents, warrants and agrees as follows:

1. As used herein, capitalized, the following terms shall have the meanings set forth beside them:

     "Advertising Space" - the dimensions of the advertising space described in the Order Form, as defined below, when viewed on a computer screen, located on the Client Site in the space indicated on the Order Form or, if not indicated, on any page of the Client Site at the discretion of VCI and/or the Client.

     "Advertisement" - any and all Content delivered by the Advertiser for use in or in connection with the Client Site, including Content accessible by virtue of the display of such Content in the Advertising Space.

     "Advertisement Impressions" - an Internet viewer impression on the Advertising Space, in whole or in part.

     "Content" - as defined in the OCS.

     "OCS" - The Online Content Standards attached hereto as Schedule 1.

     "Order Form" - the Advertising Order Form attached hereto as Schedule 2.

     "Term" - a period of time beginning on the Start Date, as set forth in the Order Form, and ending upon the later of: (1) the Finish Date, as set forth in the Order Form, or (2) the date on which VCI has achieved a number of Advertisement Impressions equal to, or in excess of, the Guaranteed Number of Impressions, as set forth in the Order Form.

2. The Advertiser has reviewed and agreed to the Company's OCS, and the Advertiser (a "Provider" as defined in the OCS) and the Advertisement fully comply with the OCS.

3. In addition to the indemnity undertaken by the Advertiser pursuant to the OCS, the Advertiser undertakes to indemnify and to hold the Client and VCI harmless from any loss, liability, damage, expense and/or costs (including reasonable attorney's fees) arising out of or relating to any claim, demand and/or cause of action based upon or in connection with the Advertiser's breach of the representations and warranties set forth herein.

4. The Virtual Jerusalem Site and/or the Advertising Space, may be temporarily inaccessible to users from time to time as a result of Internet connectivity related problems which are not in the Client's and/or VCI's control and/or for maintenance purposes and that such inaccessibility shall not be deemed a breach of this Advertising Agreement and shall not entitle the Advertiser to any legal remedies.

5. The Advertiser hereby grants to VCI a worldwide, royalty free, non-exclusive license to display the Advertisement in the Advertisement Space throughout the Term and to do any act, including without limitation, to reproduce, transmit, distribute and create derivative works with respect to the Advertisement, in whole or in part, deemed necessary or desirable by VCI in order to display the Advertisement in the Advertisement Space in accordance with the terms hereof, including without limitation the right to assign and/or sublicense any of the rights granted to VCI hereunder to Virtual Jerusalem Ltd. To eliminate doubt, VCI shall not have the right to materially alter the Advertisement other than for the purposes of enabling it to be viewed as effectively as possible in the Advertisement Space.

                                  Schedule 1
                                  ----------

               Virtual Communities Inc. Online Content Standards
               --------------------------------------------------


These Online Content Standards ("OCS") set forth the guidelines, restrictions and terms associated with the display of information on the Internet World Wide Web Site of Virtual Communities Inc. ("VCI" and the "Virtual Jerusalem Site", respectively). Please read this document carefully before signing at the designated space below.

1.   Unlawful Content
     ----------------

     It is the policy of VCI that unlawful Content of any kind may not be displayed, posted. transmitted, stored, sold, licensed and/or distributed in any way on the Virtual Jerusalem Site or in or through a VCI server. As used in this document, the term "Content" shall include, without limitation, any text, graphics, photographs, video, audio, information, materials, features, products, services, logos, advertisements, promotions, links (including Content which may be accessed through such links), pointers and software.

2.   Intellectual Property Rights
     ----------------------------

     Any individual or entity responsible for displaying, posting, transmitting or storing Content on the Virtual Jerusalem Site or in or through a VCI server and/or providing Content to VCI for display, posting, transmission or storage on the Virtual Jerusalem Site or in or through a VCI server (the "Provider") warrants and represents to VCI that it is the owner of all Rights (as defined below) in and to such Content or, in the alternative, that it has obtained all such licenses and permits as may be necessary from the owner to display, post, transmit and/or store such Content on the Virtual Jerusalem Site and/or in or through the VCI server, and/or to exercise such Rights in and to the Content in the manner exercised by the Provider and/or by VCI. As used herein, "Rights" shall include copyrights, moral rights, patent rights, trademarks, service marks, publicity rights, privacy rights, trade secret rights, neighboring rights or other legal rights of any kind.

3.   License of Content to VCI
     -------------------------

     By displaying, posting, transmitting and/or storing Content on the Virtual Jerusalem Site and/or in or through a VCI server and/or by providing Content to VCI for display, posting, transmission or storage on the Virtual Jerusalem Site or in or through a VCI server, and in the absence of a specific license grant pursuant to a Content Provider Agreement, as Advertising Agreement, a Commercial Agreement or other agreement between the Provider and VCI and/or other agreement between the Provider and a third party which includes a specific license grant to VCI, the Provider grants to VCI a royalty free, perpetual, non-exclusive license to use, reproduce, modify, adapt, publish, translate, create derivative works from, distribute, perform and display such Content, in whole or in part, worldwide and/or to incorporate it in other works in any form, media, or technology now known or hereafter developed for the full term of any Rights that may exist in such Content. By such display, posting, transmission and/or storage of Content and/or by providing Content to VCI for such purpose, the Provider also permits any visitor to the Virtual Jerusalem Site to access, view, store and reproduce the Content for personal use.

4.   Governmental Permits
     --------------------

     By displaying, posting, transmitting and/or storing Content on the Virtual Jerusalem Site and/or in or through a VCI server and/or by providing Content to VCI for display, posting, transmission and/or storage on the Virtual Jerusalem Site or in or through a VCI server, the Provider further represents and warrants that it has all such governmental permits and/or authorizations as may be necessary under any applicable law to display, post or transmit such Content in the manner and for the purpose for which it is displayed, posted or transmitted.

5.   Indemnity
--------------

     Without derogating from any other agreement between the parties, the Provider undertakes to indemnify and hold VCI and any subsidiaries thereof harmless from any liability, loss, damage, expense and/or cost arising out of or relating to any claim, demand and/or cause of action based or related to the Provider's breach of the representations and warranties contained in these OCS, in whole or in part.

6.   Limit of VCI Control
-------------------------

     The Provider acknowledges that VCI does not have the capability or right to monitor, review or restrict any Content made available by third parties on the Internet which may be accessible through links located on the Virtual Jerusalem Site, nor to edit or remove any such questionable Content after posting on the Internet. VCI further nor does it have the ability to continuously monitor or review Content made available by third parties on the Virtual Jerusalem Site. Accordingly, VCI specifically disclaims any responsibility for (and shall under no circumstances be liable for) any Content made available by third parties on or through the Internet and/or the Virtual Jerusalem Site.

     IN NO EVENT WILL VCI BE LIABLE TO PROVIDER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT VCI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

     In the event of any inconsistency between these OCS and the terms of any Content Provider Agreement, Advertising Agreement, Commercial Agreement or other signed agreement between the Provider and VCI and/or such other agreement between the Provider and a third party which grants certain rights to VCI ("Specific Agreement"), the terms of the Specific Agreement shall govern such inconsistent terms between the parties.

                                  Schedule 2
                                  ----------

                            ADVERTISING ORDER FORM
                            ----------------------


Details of Advertiser
---------------------

Name: ________________________ Personal/company Identity Number______
Address: _________________________ State __________Country _________ Zip Code
_________
Contact Person: _____________________
Telephone: _________________________
Facsimile: __________________________
Email: ______________________

Advertising Space:
------------------

Location on the Client Site and Requested Links:
_____________________________________________________________
_____________________________________________________________

Should a specific location on the Client Site not be indicated, VCI may place the Advertisement on the Client Site at its discretion.

Dimensions:  Billboard (350 pixels wide X 55 pixels deep)
          Banner (120 pixels wide X 90 pixels deep)

The Term:   Start date: _________________ Finish date: _____________
---------

Guaranteed Number of Impressions:
---------------------------------
__________________________________________________________

Technical Specifications: (must be completed by VCI or pursuant to it
-------------------------
instructions)
_____________________________________________________________
______________________________________________________________

Advertiser's Authorized Representative Signature: __________________
---------------------------------------------------------------------

Date: ___________
-----------------